Exhibit 99.3
                                  ------------

                        CIT Home Equity Loan Trust 1997-1
            Home Equity Loan Asset Backed Certificates, Series 1997-1
                                 Exhibit to 10K
                          For The Year Ending 12/31/97



A.  Principal collected on Mortgage Loans                         45,659,158.60
B.  Interest collected on Mortgage Loans                          25,356,032.97
C.  All Liquidation Proceeds with respect to Principal                79,521.75
D.  All Liquidation Proceeds with respect to Interest                      0.00
E.  Recoveries on previously Liquidated Mortgages                          0.00
F.  Principal portion of Purchase Price on Repurchased
      Mortgage Loans                                                 478,693.26
G.  Interest portion of Purchase Price on Repurchased
      Mortgage Loans                                                   3,966.58
H.  Master Servicer Monthly Advances (net of
      Compensating Interest)                                       3,596,475.44
I.  Reimbursement of prior months Servicer Advances               (1,488,814.81)
J.  Compensating Interest                                             11,894.56
K.  Investment Earnings on Certificate Account                             0.00


L.  Aggregate Distribution made in respect of Interest:
            1. Class A-1 @ applicable Pass-Through Rate            2,031,619.93
            2. Class A-2 @ applicable Pass-Through Rate            1,067,410.00
            3. Class A-3 @ applicable Pass-Through Rate            1,832,118.04
            4. Class A-4 @ applicable Pass-Through Rate            1,224,455.54
            5. Class A-5 @ applicable Pass-Through Rate              472,145.83
            6. Class A-6 @ applicable Pass-Through Rate              480,795.83
            7. Class A-7 @ applicable Pass-Through Rate            1,102,154.17
            8. Class A-8 @ applicable Pass-Through Rate              958,708.33
            9. Class M-1 @ applicable Pass-Through Rate              987,541.67
           10. Class M-2 @ applicable Pass-Through Rate            1,108,881.96
           11. Class B-1 @ applicable Pass-Through Rate              805,531.25
           12. Class B-2 @ applicable Pass-Through Rate              210,963.87
           13. Class A-9 @ applicable Rate                         2,466,967.52
                                                        -----------------------
                       Total Interest Distributions               14,749,293.94

M. Aggregate Distribution made in respect of Principal:

        Class A Principal Distribution Amount
                  1.  Class A-1                                   47,596,072.25
                  2.  Class A-2                                            0.00
                  3.  Class A-3                                            0.00
                  4.  Class A-4                                            0.00
                  5.  Class A-5                                            0.00
                  6.  Class A-6                                            0.00
                  7.  Class A-7                                            0.00
                  8.  Class A-8                                            0.00
                  9.  Class A-9                                   10,141,910.87
                                                        -----------------------
                      Total Class A Principal Distribution        57,737,983.12

        Class M Principal Distribution Amount
                  1.  Class M-1                                            0.00
                  2.  Class M-2                                            0.00
                                                        -----------------------
                     Total Class M Principal Distribution                  0.00

        Class B Principal Distribution Amount
                  1.  Class B-1                                            0.00
                  2.  Class B-2                                            0.00
                                                        -----------------------
                      Total Class B Principal Distribution                 0.00

N.  Aggregate Master Servicer Distribution                         1,209,651.29

O.  Aggregate Class R Distribution                                         0.00

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P.  Delinquency Information as of 12/31/97       Account                 Number
                                          ----------------------  -------------
    Fixed Rate Group
      (a)  31-59 Days                           14,002,324.24               283
      (b)  60-89 Days                            5,131,994.52               114
      (c)  90-119 Days                           1,855,559.51                41
      (d)  120 + Days                            3,985,528.27                70

    Variable Rate Group
      (a)  31-59 Days                            3,833,582.31                62
      (b)  60-89 Days                              963,180.18                18
      (c)  90-119 Days                             502,835.09                 6
      (d)  120 + Days                              752,102.97                10

    Total All Groups
      (a)  31-59 Days                           17,835,906.55               345
      (b)  60-89 Days                            6,095,174.70               132
      (c)  90-119 Days                           2,358,394.60                47
      (d)  120 + Days                            4,737,631.24                80


Q.  Contracts Liquidated in 1997                    94,397.88                 1